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As filed with the Securities and Exchange Commission on March 14, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0743912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12501 Whitewater Drive Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

ADC TELECOMMUNICATIONS, INC.
1991 STOCK INCENTIVE PLAN
(Full title of the plan)

Copies to:

Jeffrey D. Pflaum, Esq.	Theodore C. Cadwell, Jr., Esq.
Vice President, General Counsel	Dorsey & Whitney LLP
and Corporate Secretary	Pillsbury Center South
ADC Telecommunications, Inc.	220 South Sixth Street
12501 Whitewater Drive	Minneapolis, Minnesota 55402
Minnetonka, Minnesota 55343	(612) 340-5681
(612) 938-8080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock ($.20 par value)	14,835,400 shares	$48.75	$723,225,750.00	$190,931.60

(1)
Represents the shares of common stock of ADC Telecommunications, Inc. issuable pursuant to the ADC Telecommunications, Inc. 1991 Stock Incentive Plan.
(2)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), based upon the average of the high and low prices of the Common Stock on March 8, 2000, as reported on the Nasdaq National Market.

   Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock, $.20 par value ("Common Stock"), of the Registrant under the Registrant's 1991 Stock Incentive Plan, a stock-based employee benefit plan for which the Registrant registered 1,396,596 shares, 2,690,408 shares, 5,459,468 shares, 11,974,600 shares and 13,200,000 shares, respectively, of Common Stock under Registration Statements filed with the Securities and Exchange Commission on May 3, 1991 (File No. 33-40356), March 11, 1994 (File No. 33-52635), April 4, 1995 (File No. 33-58409), April 21, 1997 (File No. 333-25569) and June 17, 1999 (File No. 333-80945), respectively, the contents of each of which (including any post-effective amendments thereto) are hereby incorporated by reference herein. The shares listed above reflect the post-split shares following Registrant's two-for-one stock split effective February 15, 2000.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents, filed with the Securities and Exchange Commission (the "Commission") by ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), are incorporated by reference into this Registration Statement:

    (a) ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) ADC's Current Report on Form 8-K dated January 13, 2000;

    (c) ADC's Current Report on Form 8-K dated February 22, 2000; and

    (d) the description of ADC's Common Stock and Common Stock Purchase Rights contained in any Registration Statement of ADC filed under the Exchange Act and any amendment or report filed for the purpose of updating any such description.

    In addition, all documents filed by ADC with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the respective dates of filing of such documents with the Commission.

Item 8. Exhibits

Exhibit Number	Description
4.1	Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended prior to January 20, 2000 (incorporated by reference to Exhibit 4.1 of ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2	Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.3	Form of certificate for shares of Common Stock of ADC Telecommunications, Inc. (incorporated by reference to Exhibit 4-a to ADC's Form 10-Q for the quarter ended January 31, 1996).
4.4
Second Amended and Restated Rights Agreement, dated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to ADC's Current Report on Form 8-K dated December 11, 1995).
4.5	Amendment to Second Amended and Restated Rights Agreement dated as of October 6, 1999 (incorporated by reference to ADC's Annual Report on form 10-K for the fiscal year ended October 31, 1999).
4.6	Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Arthur Andersen LLP, independent public accountants.

23.2	Consent of PricewaterhouseCoopers.
23.3	Consent of Ernst & Young.
23.4	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1	Power of Attorney.

Item 9. Undertakings

A.  Post-Effective Amendments

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on March 14, 2000.

ADC TELECOMMUNICATIONS, INC.
By	/s/ WILLIAM J. CADOGAN William J. Cadogan Chairman of the Board, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIAM J. CADOGAN William J. Cadogan	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	March 14, 2000
/s/ ROBERT E. SWITZ Robert E. Switz	Senior Vice President, Chief Financial Officer (principal financial officer)	March 14, 2000
/s/ CHARLES T. ROEHRICK Charles T. Roehrick	Vice President and Controller (principal accounting officer)	March 14, 2000
* John A. Blanchard III	Director	March 14, 2000
* John J. Boyle III	Director	March 14, 2000
* James C. Castle, Ph.D.	Director	March 14, 2000
* B. Kristine Johnson	Director	March 14, 2000
* Jean-Pierre Rosso	Director	March 14, 2000
* John W. Sidgmore	Director	March 14, 2000
* John D. Wunsch	Director	March 14, 2000
* Charles D. Yost	Director	March 14, 2000
*By /s/ JEFFREY D. PFLAUM Jeffrey D. Pflaum As Attorney-In-Fact

EXHIBIT INDEX

Exhibit	Description
4.6	Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000.
5.1	Opinion and Consent of Dorsey & Whitney LLP
23.1	Consent of Arthur Andersen LLP
23.2	Consent of PricewaterhouseCoopers
23.3	Consent of Ernst & Young
23.4	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX